Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

The OTC Wellness Business
(A Portion of Certain Operations of FCB)
Year Ended December 31, 2025
With Report of Independent Auditors

The OTC Wellness Business
(A Portion of Certain Operations of FCB)

Combined Financial Statements

Year Ended December 31, 2025

Contents

Ernst & Young LLP
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Report of Independent Auditor

The Members and the Board of Directors
OTC Wellness Business (A Portion of Certain Operations of FCB)

Opinion

We have audited the combined financial statements of The OTC Wellness Business (A Portion of Certain Operations of FCB) (the Company), which comprise the combined balance sheet as of December 31 2025, and the related combined statements of operations, changes in net parent investment and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.

- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

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We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Ernst & Young LLP

May 5, 2026

The OTC Wellness Business
(A Portion of Certain Operations of FCB)

Combined Balance Sheet
(In Thousands)

Year Ended December 31, 2025

Assets	
Current assets:	
Accounts receivable, net	$ 40,646
Inventories, net	17,525
Prepaid expenses and other current assets	1,359
Total current assets	59,530
Intangible assets, net	335,648
Goodwill	151,503
Total assets	$ 546,681
Liabilities and net parent investment	
Current liabilities:	
Accounts payable	$ 9,796
Accrued liabilities	6,154
Total current liabilities	15,950
Total liabilities	15,950
Commitments and contingencies (*Note 9*)	
Net parent investment	530,731
Total liabilities and net parent investment	$ 546,681

See accompanying notes.

The OTC Wellness Business
(A Portion of Certain Operations of FCB)

Combined Statement of Operations
(In Thousands)

Year Ended December 31, 2025

Revenues:		
Gross sales	$	236,995
Sales allowances, returns, and discounts		42,133
Net sales		194,862
Cost of sales (exclusive of amortization expense shown separately below)		50,251
Operating expenses:		
Advertising and promotions		35,931
Selling, general, and administrative		18,499
Other expenses		431
Amortization expense		29,466
Income from operations		60,284
Net income	$	60,284

See accompanying notes.

The OTC Wellness Business
(A Portion of Certain Operations of FCB)

Combined Statement of Changes in Net Parent Investment
(In Thousands)

Year Ended December 31, 2025

	Total Net Parent Investment
Balance, January 1, 2025	$ 551,911
Net income	60,284
Stock-based compensation expense	288
Net transfers to parent	(81,752)
Balance, December 31, 2025	$ 530,731

See accompanying notes.

The OTC Wellness Business
(A Portion of Certain Operations of FCB)

Combined Statement of Cashflows
(In Thousands)

Year Ended December 31, 2025

Operating activities	
Net income	$ 60,284
Adjustments to reconcile net loss to net cash used in operating activities:	
Stock-based compensation expense	288
Amortization expense	29,466
Provision for doubtful accounts	193
Changes in operating assets and liabilities:	
Accounts receivable, net	(8,890)
Inventories, net	(1,554)
Prepaid expenses and other current assets	(994)
Accounts payable	1,539
Accrued liabilities	1,420
Net cash provided by operating activities	81,752
Financing activities	
Net transfers (to) from parent	(81,752)
Net cash (used in) financing activities	(81,752)
Net increase in cash	–
Cash at beginning of period	–
Cash at end of period	$ –

See accompanying notes.

The OTC Wellness Business
(A Portion of Certain Operations of FCB)

Notes to Combined Financial Statements
(In Thousands)

December 31, 2025

1. Organization, Description of the Transaction, and Basis of Presentation

Organization, Nature of Operations and Description of the Transaction

The accompanying combined financial statements of Foundation Consumer Brands LLC's ("FCB") Over-the-Counter ("OTC") Wellness Business (the "OTC Wellness Business" or the "Business"), reflects the historical operations of all FCB brands and related products, except for FCB's OTC Women's Health ("WH") brands, including Plan B, Take Action and Aftera. The OTC Wellness Business includes inventory, know-how, trade secrets, trademarks, and related rights, documents, materials, business records, data and contracts that are used or held for the manufacture and sale of products sold within the OTC Wellness Business, representing a portion of certain operations of FCB. The OTC Wellness Business operates a commercial-stage over-the-counter consumer health business in the United States and international focused on established, widely-recognized wellness brands across the asthma relief, nasal congestion, topical pain and itch, cough and cold relief and low-dose aspirin categories. The OTC Wellness Business is comprised of the following brands: Breathe Right, Dimetapp, Anbesol, Alavert, Primatene, Dristan, FiberCon, Campho-Phenique, St. Joe's Low Dose Aspirin and Bronkaid. The OTC Wellness Business markets and sells over-the-counter health care products primarily through food, drug, mass, and wholesale channels of distribution. The OTC Wellness Business outsources its warehousing and distributions operations and employs contracted manufacturers to produce its products.

On March 19, 2026, FCB and Prestige Consumer Healthcare ("PCH") entered into an asset purchase agreement ("APA") for PCH to acquire all the brands that make up the OTC Wellness Business of FCB "(the Transaction").

Basis of Presentation

The OTC Wellness Business has historically operated as a part of FCB and not as a standalone company. FCB is a wholly owned subsidiary of Breathe Consumer Healthcare TopCo, LLC ("TopCo"). The brands included in the OTC Wellness Business were not historically in their own legal entity and comprise brands from multiple different legal entities that have never been presented on a separate consolidated basis. As a result, management believes that showing combined financial statements of the brands that will be acquired by PCH is the most accurate and reasonable method for preparing these financial statements. The combined financial statements are intended to present the historical financial position and results of operations of the OTC Wellness

1. Organization, Description of the Transaction, and Basis of Presentation (continued)

Business on a standalone basis, and are not intended to mirror the legal transfer of assets and liabilities at closing under the APA. As such, certain working capital balances (including accounts receivable and accounts payable) are reflected for historical presentation purposes, notwithstanding their exclusion from the transaction perimeter.

The combined financial statements have been derived from the consolidated financial statements and accounting records of FCB, including the historical cost basis of assets and liabilities comprising the Business, as well as the historical revenues, direct costs, and allocations of indirect costs attributable to the operations of the Business, using the historical accounting policies applied by FCB. The combined financial statements reflect all costs of doing business in accordance with Staff Accounting Bulletin Topic 1.B.1, including costs incurred by the parent on behalf of the OTC Wellness Business. However, amounts recognized by the OTC Wellness Business are not necessarily representative of the amounts that would have been reflected in the financial statements had the OTC Wellness Business operated independently of FCB, nor are they necessarily indicative of the OTC Wellness Business' future results of operations, financial position, or cash flows. There are certain assets and liabilities that are legally owned by FCB and will not be transferred in the Transaction, but were historically utilized by the OTC Wellness Business. These assets and liabilities have been excluded from the combined balance sheet, but a reasonable allocation of the expense associated with the use of those assets and liabilities has been included in the combined statement of operations.

The combined financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America ("GAAP") and the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Since the Business has no items of other comprehensive income (loss), comprehensive income is equal to net income.

The combined statement of financial position reflect all of the assets and liabilities of FCB that are specifically identifiable as being directly attributable to the Business, including net parent investment as a component of equity. Net parent investment is shown in lieu of stockholders' equity in the combined financial statements. Net parent investment represents the cumulative investment by FCB in the OTC Wellness Business through the dates presented, inclusive of operating results. All transactions between the OTC Wellness Business and FCB are considered to be effectively settled in the combined financial statements at the time the transaction is recorded. The effects of the settlement of these transactions between the OTC Wellness Business and FCB

1. Organization, Description of the Transaction, and Basis of Presentation (continued)

and TopCo are reflected in the combined statement of cash flows as "Net transfers from parent" within financing activities and in the combined balance sheet and combined statement of changes in net parent investment as "Net parent investment."

Historically, the OTC Wellness Business was dependent upon FCB for all of its working capital and financing requirements, as FCB uses a centralized approach to cash management and financing its operations. There were no cash amounts specifically attributable to the OTC Wellness Business for the historical period presented; therefore, cash and cash equivalents are not included in the combined financial statements. Financing transactions related to FCB are accounted for as a component of net parent investment in the combined balance sheet and as a financing activity on the accompanying combined statement of cash flows.

The financial statements of the OTC Wellness Business include the assets, liabilities, revenue, and expenses of FCB that management has determined are specifically identifiable to the OTC Wellness Business, such as those related to accounts receivable, inventories, intangible assets, and accounts payable. The combined financial statements of the OTC Wellness Business also include an allocation of corporate expenses that are not directly attributable to the operations of the OTC Wellness Business. These corporate expenses represent shared costs of FCB that have been allocated to the OTC Wellness Business based on a systematic and rational methodology and are reflected as expenses in these combined financial statements. These costs reflect all costs of doing business, including costs incurred by the parent on behalf of the OTC Wellness Business. These amounts include, but are not limited to, items such as general management and executive oversight, costs to support the OTC Wellness Business' information technology infrastructure, facilities, compliance, human resources, legal and finance functions, risk management, and stock-based compensation administration, all of which support the operations of FCB as a whole. Corporate expense allocations are generally allocated to the OTC Wellness Business based on proportional cost allocation methods using headcount and percentage of revenue of the OTC Wellness Business compared to total FCB revenue, as applicable, which are considered to be reasonable reflections of the utilization of services provided or benefit received by the OTC Wellness Business during the period presented. Total corporate expense allocations in selling general and administrative and other expenses, net were $10,618 and $431, respectively, during the year ended December 31, 2025.

1. Organization, Description of the Transaction, and Basis of Presentation (continued)

Management considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to the OTC Wellness Business for purposes of the combined financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if the OTC Wellness Business had operated as a standalone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of expenses that will be incurred in the future by the OTC Wellness Business.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the OTC Wellness Business' combined financial statements in accordance with GAAP requires the OTC Wellness Business to make estimates, judgments and assumptions that may affect the reported amounts of assets, liabilities, revenues, and expenses and the related disclosure of contingent assets and liabilities. On an ongoing basis, the OTC Wellness Business evaluates its estimates and judgments and methodologies, including but not limited to, those related to allocations of revenue, expenses, assets and liabilities from FCB's historical financials to the OTC Wellness Business, the impairment of long-lived assets, allowance for cash discounts, net realizable value of inventory, allowances for expected credit losses, stock-based compensation and variable consideration. The OTC Wellness Business bases its estimates on historical experience of FCB and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Accounts Receivable

The OTC Wellness Business' accounts receivable includes amounts due from customers. The OTC Wellness Business records an allowance for cash discounts based on actual customer experience. The OTC Wellness Business maintains an allowance for estimated losses resulting from the inability of its customers to make required payments. The OTC Wellness Business estimates uncollectible amounts based upon current customer receivable balances, the age of customer receivable balances, the customer's financial condition, and current economic trends. The Business

(In Thousands)

2. Summary of Significant Accounting Policies (continued)

also assesses whether an allowance for expected credit losses may be required. Recoveries of accounts receivable previously written off are recorded when cash is received, and have been immaterial to date. Accounts receivable consisted of the following:

	December 31, 2025
Accounts receivable from customers	$ 41,384
Provision for doubtful accounts	(193)
Allowance for cash discounts	(545)
Accounts receivable, net	$ 40,646

A rollforward of the provision for doubtful accounts is as follows:

	December 31, 2025
Beginning balance – January 1, 2025	$ –
Current year provision	193
Ending balance – December 31, 2025	$ 193

Inventories

Inventories consist of purchased finished goods, raw materials, and work-in-process, all of which are stated at the lower of cost or net realizable value. The Business uses first-in, first-out ("FIFO") as an inventory costing method. Consideration is given to obsolescence, excessive levels, and other factors in determining net realizable value. Markdowns to estimated net realizable values establish a new cost basis for inventories. As of December 31, 2025, there was $307 for excess and obsolete inventory.

2. Summary of Significant Accounting Policies (continued)

Goodwill

Goodwill reflects the cost in excess of the fair value of the net assets acquired in purchase transactions. Goodwill is tested annually at year-end for impairment and is tested more frequently if events and circumstances indicate that the asset might be impaired. The OTC Wellness Business is comprised of one reporting unit and evaluates the goodwill for the OTC Wellness Business as a whole. The Business first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of the reporting unit is less than its carrying amount. The more-likely-than-not threshold is defined as having a likelihood of more than 50%. If the entity concludes that the fair value of the reporting unit is more likely than not less than its carrying value based on the qualitative assessment, the entity is required to perform a quantitative test. The Business assesses its goodwill annually on October 1.

The goodwill included in the combined financial statements for was attributed using specific identification.

The Business performed its annual impairment assessment using the qualitative assessment for the year ended December 31, 2025 and determined that it was not more likely than not that the fair value of reporting unit is less than its carrying amount.

Intangible Assets

Intangible assets were recognized in connection with the purchase of over-the-counter pharmaceutical brands and include brands. Intangible assets are presented net of accumulated amortization and are amortized on a straight-line basis over the estimate useful lives, ranging from 15 to 25 years.

Impairment of Long-Lived Assets

The Business reviews long-lived assets, which include definite-lived intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows

2. Summary of Significant Accounting Policies (continued)

expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. No indicators of impairment were noted during the year ended December 31, 2025.

Fair Value Measurements

The accounting standard for fair value measurements establishes a framework for measuring fair value that is based on the inputs market participants use to determine the fair value of an asset or liability and establishes a fair value hierarchy to prioritize those inputs. The fair value hierarchy is as follows:

Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2—Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3—Prices or valuation models that require inputs that are both significant to the fair value measurement and less observable for objective sources (i.e., supported by little or no market activity).

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are obtained from independent sources and can be validated by a third party, whereas unobservable inputs reflect assumptions a third party would use in pricing an asset or liability based on the best information available under the circumstances. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The OTC Wellness Business's assessment of the significance of a particular input to the fair value measurement requires judgment, which may affect the valuation of the assets and liabilities and their placement within the fair value hierarchy levels. The OTC Wellness Business considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

2. Summary of Significant Accounting Policies (continued)

The carrying values of accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturity of those instruments.

Revenue Recognition

The OTC Wellness Business recognized revenue in accordance with Financial Accounting Standards Board ("FASB") Account Standards Codification Topic 606, *Revenue from Contracts with Customers*, which provides a five-step model for recognizing revenue from contracts with customers as follows:

- Identify the contract with a customer
- Identify the performance obligations in the contract
- Determine the transaction price
- Allocate the transaction price to the performance obligations in the contract
- Recognize revenue when or as performance obligations are satisfied

Sales of the OTC Wellness Business' products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies, and financial markets. Revenue from the sale of the OTC Wellness Business' products is recognized at a point in time, upon transfer of control to the customer, which is typically upon delivery to the customer. The OTC Wellness Business has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated product and not as a separate performance obligation.

The transaction price is the amount of consideration to which the OTC Wellness Business expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration. The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

2. Summary of Significant Accounting Policies (continued)

Variable consideration is estimated as follows:

Early Payment Discounts

Customers generally receive a discount of 2% if they pay an invoice within 30 to 60 days. The OTC Wellness Business estimates the amount of variable consideration using the expected value method using its estimate of early payment discounts based upon review of specific transactions, historical experience, and market and economic conditions.

Rights of Return

Variable consideration for rights of return is estimated using the expected value method based on review of specific transactions, historical experience, and market and economic conditions. The OTC Wellness Business has not recorded an asset for the right to recover returned product as the returned product is not typically able to be resold.

Promotional Incentives

The OTC Wellness Business negotiates various promotional incentive programs with its customers that result in deductions on payments received by the OTC Wellness Business. The OTC Wellness Business estimates the amount of variable consideration using the expected value method using its estimate of promotional incentive deductions based upon review of specific transactions, agreements, historical experience, and market and economic conditions.

Coupons

The OTC Wellness Business issues various coupons for its products when selling to retail customers and estimates redemption amounts based upon historical experience and market and economic conditions. Actual and expected coupon redemption amounts are accounted for as a reduction of revenue.

The timing of revenue recognition generally aligns with the right to invoice the customer. The OTC Wellness Business records accounts receivable when it has the unconditional right to issue an invoice and receive payment, which is upon delivery of the product to the customer.

2. Summary of Significant Accounting Policies (continued)

The OTC Wellness Business expenses sales commissions and associated costs as incurred when the expected amortization period is one year or less, which applies to all customer contracts.

Advertising Costs

Advertising and promotion costs are charged to expense as incurred. Total advertising and promotion costs were $35.9 million for the year ended December 31, 2025.

Income Taxes

The tax provision computation is based on the separate return method. The OTC Wellness Business' parent company elected to be treated as a partnership for federal and state income tax purposes whereby all items of revenue and expenses are passed through to its members. Accordingly, no provision for income taxes is included in the accompanying combined financial statements.

Shipping and Handling Costs

Expenditures for shipping and handling costs are included in selling, general, and administrative expenses on the consolidated statement of comprehensive income. Total shipping and handling costs were $2.8 million for the year ended December 31, 2025.

Stock-Based Compensation Expense

Certain employees of the OTC Wellness Business and FCB employees that provide direct support to the OTC Wellness Business participate in TopCo's stock-based compensation plans. Stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the vesting period of the equity award grant. Certain TopCo stock-based awards contain both service and performance-based conditions. The compensation cost for the awards is amortized over the vesting period on a straight-line basis. Forfeitures are accounted for as they occur. See Note 10.

2. Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard-setting bodies that are adopted by the OTC Wellness Business as of the specified effective date. Unless otherwise discussed, the OTC Wellness Business believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

3. Inventories

Inventories comprise the following:

	December 31, 2025
Finished goods	$ 16,048
Work-in-process	1,477
Total	$ 17,525

4. Goodwill and Intangible Assets

Goodwill

The changes in the carrying amount of goodwill are as follows:

	December 31, 2025
Balance, beginning of year	$ 151,503
Acquisition/impairment	–
Total	$ 151,503

(In Thousands)

4. Goodwill and Intangible Assets (continued)

Intangible Assets

Intangible assets consisted of the following as of December 31, 2025:

	Weighted Average Useful Life	Cost	Accumulated Amortization	Net Book Value
Brands	17.4 years	$ 488,600	$ (152,952)	$ 335,648

Amortization expense for the year ended December 31, 2025 was $29,466. The following table provides future amortization expenses related to the intangible assets:

For the year ended December 31:	
2026	$ 29,466
2027	29,466
2028	29,466
2029	29,466
2030	29,466
Thereafter	188,318
	$ 335,648

5. Accrued Liabilities

Accrued liabilities consist of the following:

	December 31, 2025
Trade allowances	$ 4,506
Returns and unsalable	635
Accrued markdowns	556
Other	457
	$ 6,154

(In Thousands)

6. Revenue

The disaggregation of net sales by geography was as follows:

	For The Year Ended December 31, 2025
United States	$ 185,638
Rest of World	51,358
	$ 236,995

7. Concentrations of Risk

Three customers represented approximately 15%, 14% and 12% of gross sales for the year ended December 31, 2025, and one customer represented approximately 22% of accounts receivable as of December 31, 2025. Credit losses relating to these customers have been minimal.

8. Related-Party Transactions

On January 1, 2021, FCB entered into advisory agreements with two affiliates that will provide consulting and advisory services to the Business, of which certain services applied to the OTC Wellness Business. A summary of payments to affiliates that were allocated to the OTC Wellness Business, which are recorded in other expenses, net are shown in the table below:

	As of December 31, 2025
Affiliate 1	
Amount paid	$ 426
Affiliate 2	
Amount paid	$ 64

9. Commitments and Contingencies

The OTC Wellness Business, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the OTC Wellness Business' management, any liability resulting from such litigation would not be material in relation to the OTC Wellness Business' combined financial position, results of operations and cash flows. At December 31, 2025, there is no pending or threatened litigation against FCB that is related to the operations of the OTC Wellness Business or employees. FCB has entered into various contract manufacturing agreements with third parties for manufacturing services related to the brands included in the OTC Wellness Business. As of December 31, 2025, OTC Wellness Business have any enforceable or legally binding purchase obligations.

10. Stock-Based Compensation Expense

Certain employees of FCB that directly and solely support the OTC Wellness Business participate in TopCo's stock-based compensation plans. Compensation expense includes all stock-based compensation expenses associated with FCB employees that directly and solely support the OTC Wellness Business and an allocation of stock-based compensation expense associated with executives of FCB that provided support to the OTC Wellness Business. Stock-based compensation expense associated with executives of FCB that provide support to the OTC Wellness Business has been allocated based on a percentage of sales. For the year ended December 31, 2025, the OTC Wellness Business recognized stock-based compensation expense of $288. The amounts reflected in the combined financial statements are not necessarily indicative of future stock-based compensation and do not necessarily reflect the amount that the OTC Wellness Business would have issued as an independent company for the period presented.

TopCo has stock-based compensation plans which provide for the issuance of Profit Interest units (PI Units) and Operating Units (Units).

Incentive Equity Plan

TopCo has an Incentive Equity Plan for the issuance of PI units, which constitute an interest in TopCo's profits and losses and are made up of Service Units and Value Units. These units are nonvoting units and the contracts do not expire.

(In Thousands)

10. Stock-Based Compensation Expense (continued)

Service Units

Service units have a service condition and cliff vest in four equal tranches at the end of each year over a four-year period. The Business recognized a de minimis amount of expense related to the Service Units under the Incentive Equity Plan for the year ended December 31, 2025. The following table summarizes the service units activity for the year ended December 31, 2025, related to those awards for employees who were solely and directly supporting the OTC Wellness Business:

	Service Units	Average Grant Date Fair Value
Unvested service units at January 1, 2025	247	$ 34.81
Granted	–	–
Vested	247	34.81
Forfeited	–	–
Unvested service units at December 31, 2025	–	$ –

Value Units

Value units are liability classified and TopCo has elected to use intrinsic value to recognize compensation expense related to Value Units granted. Value Units only vest on a distribution or exit event as defined in the Third Amended and Restated Limited Liability Company Agreement of TopCo and on the achievement of certain IRR and Net Return Multiple hurdles on the occurrence of a distribution or an exit event. The Value Units will be measured at intrinsic value on the grant date and remeasured at each subsequent reporting period. Value Units are subject to a performance condition that management has concluded was not probable of occurring at December 31, 2025. Therefore, no compensation expense or related liability has been recognized and recognition will be deferred until the performance condition becomes probable. Through December 31, 2025, 5,931 Value Units were granted to FCB employees who solely and directly support the OTC Wellness Business, with none vested at December 31, 2025. There were no value units granted during the year ended December 31, 2025.

(In Thousands)

10. Stock-Based Compensation Expense (continued)

SPV Unit Grant Plan

Certain employees of TopCo are eligible to participate in the SPV Unit Grant Plan. Under the terms of this plan, senior and executive management can be granted Units of Foundation Holdings, LLC. Vested PI Units may receive distributions on an exit event and the occurrence of a return threshold of Common Unit cash outflows in accordance with the terms of the TopCo's LLC Operating Agreement. These are nonvoting units.

Match Units

During the year ended December 31, 2025, a total of 104 Match Units with a weighted average grant date fair value of $287.64 were granted. All units vested on the grant date. There were no units forfeited during the year ended December 31, 2025. The Company recognized $30 of expense during the year ended December 31, 2025.

Service Units

Service units have a service condition and cliff vest in four equal tranches at the end of each year over a four-year period. The Business recognized $257 of expense related to the Service Units for the year ended December 31, 2025. The Business will recognize $938 in expense over a weighted average period of 2.63 years. The following table summarizes the service units activity for the year ended December 31, 2025, related to those awards for employees who were solely and directly supporting the OTC Wellness Business:

	Service Units	Average Grant Date Fair Value
Unvested service units at January 1, 2025	691	$ 77.29
Granted	11,829	96.18
Vested	691	77.29
Forfeited	–	–
Unvested service units at December 31, 2025	11,829	$ 96.18

(In Thousands)

10. Stock-Based Compensation Expense (continued)

The assumptions used to determine the fair value of the service units granted to employees and directors were as follows, presented on a weighted average basis:

	2025
Risk-free interest rate	3.90% – 4.43%
Expected term (in years)	6.25
Expected volatility	20.23% – 22.97%
Expected dividend yield	–%

Value Units

Value units are liability classified and TopCo has elected to use intrinsic value to recognize compensation expense related to Value Units granted. Value Units only vest on a distribution or exit event as defined in the Third Amended and Restated Limited Liability Company Agreement of TopCo and on the achievement of certain IRR and Net Return Multiple hurdles on the occurrence of a distribution or an exit event. The Value Units will be measured at intrinsic value on the grant date and remeasured at each subsequent reporting period. Value Units are subject to a performance condition that management has concluded was not probable of occurring at December 31, 2025. Therefore, no compensation expense or related liability has been recognized and recognition will be deferred until the performance condition becomes probable. Through December 31, 2025, 29,185 Value Units were granted to FCB employees who solely and directly support the OTC Wellness Business, of which 23,657 were granted during the year ended December 31, 2025, with none vested at December 31, 2025.

11. Subsequent Events

The OTC Wellness Business has evaluated subsequent events from the carve-out combined balance sheet date through May 5, 2026, the date at which the financial statements were available to be issued and noted that not additional disclosures were provided that were not already disclosed elsewhere in the financial statements.

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